Eagle Rock Energy Partners, L.P. Announces
Appointment of Vice President, Investor
Relations and Treasurer
Friday January 11, 7:00 pm ET
HOUSTON—(BUSINESS WIRE)—Eagle Rock Energy Partners, L.P. (NASDAQ:EROC — News) (“Eagle Rock” or the “Partnership”) today announced effective January 1, 2008, Eagle Rock Energy G&P, LLC appointed Elizabeth T. Wilkinson as its vice president, investor relations and treasurer. Prior to joining Eagle Rock, Ms Wilkinson served two years as Kerr-McGee Corporation’s vice president and treasurer and over 17 years with GlobalSantaFe Corporation (previously Global Marine) in a variety of corporate finance, accounting, investor relations, and systems-related roles.
“I am very pleased to announce the addition of Ms Elizabeth Wilkinson to the Eagle Rock management team,” stated Joseph A. Mills, chairman and chief executive officer of Eagle Rock. “Elizabeth’s expertise in analyzing and executing strategic transactions, developing corporate infrastructure, and supporting investor relations will serve Eagle Rock well going forward.”
Eagle Rock Energy Partners, L.P. is a growth-oriented midstream and upstream energy partnership engaged in the businesses of: (i) gathering, compressing, treating, processing, transporting and selling natural gas, (ii) fractionating and transporting natural gas liquids, and (iii) acquiring, exploiting, developing, and producing oil and gas interests. Its corporate office is located in Houston, Texas.
This press release may include “forward-looking statements” as defined by the Securities and Exchange Commission. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the partnership expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions made by the partnership based on its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the partnership, which may cause the partnership’s actual results to differ materially from those implied or expressed by the forward-looking statements.
Contact:
Eagle Rock Energy Partners, L.P., Houston
Alfredo Garcia, 281-408-1204